EXHIBIT 2

                       AGREEMENT AND PLAN OF ACQUISITION

         This Agreement and Plan of Acquisition (the "Agreement") is made as of January 26, 2000 by and among OmniComm Systems, Inc., a Delaware corporation (the "Buyer" or "OmniComm"), WebIPA, Inc., a Florida corporation (the "Seller" or "WebIPA"), and Eugene Gordon, Illeana Bravo, Peter Lash, and Nancy Lash (collectively the "WebIPA Shareholders").

                                    RECITALS:

         WHEREAS, the parties desire that OmniComm acquire WebIPA all as more particularly set forth herein;

         WHEREAS, the Board of Directors of each of the parties to this Agreement has determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations;

         WHEREAS, the parties intend that the terms and conditions of this Agreement comply with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations corresponding thereto, such that this reorganization shall qualify as a tax-free "reorganization";

         WHEREAS, the parties intend that as a result of this Agreement, no gain or loss shall be recognized by WebIPA, or the WebIPA Shareholders upon the transfer of the OmniComm shares in exchange for all of the the WebIPA shares; and,

         WHEREAS, the acquisition shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement and the Buyer shall acquire all of the issued and outstanding shares of WebIPA.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

                                    SECTION 1
                             PLAN OF REORGANIZATION

         1.1 PLAN OF REORGANIZATION. The Plan of Reorganization, attached hereto as Exhibit 1.1, is incorporated by reference.

                                    SECTION 2
                             CLOSING DATES: DELIVERY

         2.1 CLOSING DATES. The closing of the transaction contemplated hereunder shall be held at the offices of OmniComm at 1:00 p.m., local time on February 11, 2000 (the "Closing") or at such other time and place upon which OmniComm and WebIPA shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

                                    SECTION 3
                   REPRESENTATIONS AND WARRANTIES OF OMNICOMM

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. OmniComm is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. OmniComm has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adver se affect on the Company's business as now conducted or as now proposed to be conducted. OmniComm has furnished to WebIPA certified copies of its Articles of Incorporation, By-Laws, and a certified copy of a certificate of good standing or its equivalent from the Secretary of State of Delaware. Said copies are true, correct and complete and contain all amendments through the Closing Date.

         3.2 CORPORATE POWER. OmniComm will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

         3.3 SUBSIDIARIES. OmniComm has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, except for OmniCommerce Systems, Inc. and OmniTrial BV, both of which are wholly owned subsidiaries of OmniComm.

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

         3.4 CAPITALIZATION. The authorized capital stock of OmniComm consists of 20,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares or Preferred Stock, $.001 par value, of which 2,047,000 shares of Common Stock and 1,300,000 share of Series A Preferred Stock are issued and outstanding of prior to the Closing Date. The issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of OmniComm were issued in compliance with applicable federal and state securities laws. There are no options, warrants or other rights to purchase any of OmniComm's authorized and unissued capital stock except as set forth on Exhibit 3.4. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List attached hereto as Exhibit 3.4.

         3.5 AUTHORIZATION. All corporate action on the part of OmniComm and its directors necessary for the authorization, execution, delivery and performance of this Agreement by OmniComm, the authorization, sale, issuance and delivery of the common stock and the performance of all OmniComm' obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by OmniComm, will be enforceable in accordance with its terms. The common stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the WebIPA Shareholders will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The common stock is not subject to any preemptive rights or rights of first refusal.

         3.6 FINANCIAL STATEMENTS. OmniComm has delivered to WebIPA its audited balance sheet and statement of operations and statement of stockholders equity as of and for the period ended December 31, 1998, and its unaudited balance sheet and statement of operations and statement of stockholders equity for the nine month period ended September 30, 1999 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of

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

OmniComm as of the dates, and for the periods, indicated therein.

         3.7 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. OmniComm is not in violation of any term of its Articles of Incorporation or by-laws.

         3.8 LITIGATION, ETC. There are no actions, suits, proceedings or an investigation by any agency of any state, the federal government, or individual or entity, nor, to the best of OmniComm's knowledge, is there any pending or threatened litigation or is there any reasonable basis therefor or threat thereof.

         3.9 EMPLOYEES. OmniComm has 17 employees.

         3.10 CERTAIN TRANSACTIONS. OmniComm is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of the OmniComm's knowledge, shareholders, or any members of their immediate families, are indebted to the OmniComm. OmniComm is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.11 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of OmniComm is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the common stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Merger and Exchange in the office of the Secretary of State of Delaware and Florida (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner, and (c) the Securities and Exchange Commission pursuant to Rule 419 of the Securities Act of 1933.

         3.12 OFFERING. The offer and issuance of OmniComm's shares in exchange for WebIPA shares held by the WebIPA Shareholders in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1993, as amended (the "Securities Act").

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

         3.13 BROKERS OR FINDERS. OmniComm has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.14 TAX MATTERS. OmniComm: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

         3.15 MINUTE BOOKS. The minute book of OmniComm provided to WebIPA contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflects all transactions referred to in such minutes accurately in all material respects.

         3.16 DISCLOSURE. This Agreement and the Exhibits hereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                    SECTION 4
                    REPRESENTATIONS AND WARRANTIES OF WEBIPA

         4.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. WebIPA is a corporation duly organized and existing under, and by virtue of, the laws of the State of Florida and is in good standing under such laws. WebIPA has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently qualified to do business as a foreign corporation in any jurisdiction, and the failure to be so qualified will not have a materially adverse affect on WebIPA' business as now conducted or as now proposed to be conducted. WebIPA has furnished to OmniComm or its special counsel copies of its Articles of Incorporation and By-Laws, as amended. Said

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

copies are true, correct and complete and contain all amendments through the Closing Date.

         4.2 CORPORATE POWER. WebIPA will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

         4.3 SUBSIDIARIES. WebIPA has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         4.4 CAPITALIZATION. The authorized capital stock of WebIPA consists of 1,000 shares of Common Stock, of which 1,000 Common Shares are issued and outstanding, as of the Closing. The issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of WebIPA were issued in compliance with applicable federal and state securities laws. There are no options, warrants or other rights to purchase any of WebIPA' authorized and unissued capital stock. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List attached hereto as Exhibit 4.4.

         4.5 AUTHORIZATION. All corporate action on the part of WebIPA and its directors necessary for the authorization, execution, delivery and performance of this Agreement by WebIPA, the authorization, sale, issuance and delivery of the common stock and the performance of all WebIPA' obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by WebIPA, will be enforceable in accordance with its terms. The common stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the shareholders of the WebIPA by OmniComm will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The common stock is not subject to any preemptive rights or rights of first refusal.

         4.6 MATERIAL LIABILITIES. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate) except as set forth on Exhibit 4.6, attached hereto.

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

         4.7 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. WebIPA is not in violation of any term of its Articles of Incorporation or By-Laws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to WebIPA. The execution, delivery and performance of and compliance with this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under, WebIPA' Articles or By-laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of WebIPA; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

         4.8 LITIGATION, ETC. There are no actions, suits, proceedings or an investigation by any agency of any state, the federal government, or individual or entity, nor, to the best of WebIPA' knowledge, is there any reasonable basis therefor or threat thereof.

         4.9 EMPLOYEES. WebIPA has no employees.

         4.10 CERTAIN TRANSACTIONS. Except as set forth on Exhibit 4.10, attached hereto, WebIPA is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of the Company's knowledge, shareholders, or any members of their immediate families, are indebted to WebIPA. The Company is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         4.11 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto as Exhibit
4.11 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which WebIPA is a party or by which it is bound. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection WebIPA and their counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

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

         4.12 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate of Merger and Exchange in the office of the Secretary of State of the State of Florida and Delaware(b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         4.13 BROKERS OR FINDERS; OTHER OFFERS. WebIPA has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.14 TAX MATTERS. WebIPA: (i) has timely filed all tax returns that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes); (ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of WebIPA's knowledge, there are no material unresolved questions or claims concerning the WebIPA's tax liability. WebIPA's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to WebIPA, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

         4.15 INTELLECTUAL PROPERTY. Exhibit 4.15 sets forth the URLs that WebIPA has full right and title to.

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

         4.16 MINUTE BOOKS. The minute book of WebIPA provided to OmniComm contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

         4.17 DISCLOSURE. This Agreement with the Exhibits hereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                    SECTION 5
              REPRESENTATIONS AND WARRANTIES OF WEBIPA SHAREHOLDERS

         Each Shareholder hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

         5.1 INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS. The WebIPA Shareholders individually have not been the subject of any order, judgment, decree, or investigation, not subsequently reversed, suspended or vacated, of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws.

         5.2 EXPERIENCE. They have substantial experience in evaluating transactions of this type so that they are capable of evaluating the merits and risks of the transaction contemplated by the Agreement and has the capacity to protect its own interests.

         5.3 INVESTMENT. They are acquiring the Common Shares for investment for their own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. They understands that the Shares have not been, and will not be, except as set forth herein, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Shareholder's representations as expressed herein and in the Suitability Questionnaire.

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

         5.4 RULE 144. They acknowledge that the Common Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. They are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         5.5 ACCESS TO DATA. They have had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's Form 10SB filed with the Securities and Exchange Act. They have also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company.

         5.6 EMPLOYMENT. At Closing, Eugene Gordon and Peter Lash, Shareholders, shall execute employment contracts with the Company. A copy of the employment contract is attached as Exhibit "5.6".

         5.7 NON-COMPETE. At Closing the Shareholders shall execute non-compete agreements. Copies of the non-compete agreements are attached as Exhibit "5.7".

         5.8 AUTHORIZATION. This Agreement when executed and delivered by such Shareholder will constitute a valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms.

         5.9 BROKERS OR FINDERS. The Shareholders have not incurred and will not incur, directly or indirectly, as a result of any action taken by such Shareholder, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

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

                                    SECTION 6
                        OMNICOMM'S CONDITIONS TO CLOSING

         OmniComm's obligation to issue the common shares at the Closing Date is, at the option of OmniComm, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS. The representations in Section 4 and Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         6.2 CERTIFICATE OF AMENDMENT AND REORGANIZATION. The Certificate of Amendment and Reorganization shall have been filed with the Secretary of State for Florida and Delaware.

         6.3 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to OmniComm.

         6.4 SUITABILITY QUESTIONNAIRE. The WebIPA Shareholders will have executed and delivered to OmniComm a Suitability Questionnaire, acceptable to counsel for OmniComm.

         6.5 ITEMS TO BE DELIVERED AT CLOSING. At Closing, Seller shall have tendered for delivery to Buyer the following:

                  6.5.1 DELIVERY OF SHARES FOR CANCELLATION: Stock certificates representing all of the issued and outstanding securities of WebIPA duly endorsed in blank or accompanied by duly exercised stock powers, which shall be subsequently cancelled.

                  6.5.2 OFFICERS AND DIRECTORS CERTIFICATE: A certificate representing that the representations and warranties in Section 4 are true and correct on the date of Closing.

                  6.5.3 WebIPA SHAREHOLDERS CERTIFICATE: A certificate representing that the representations and warranties in Section 6 are true and correct on the date of Closing.

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

                  6.5.4 RESOLUTION: The resolution attached hereto as Exhibit
6.5.4 shall be adopted by WebIPA and approved by the Shareholders and submitted to the Company prior to or at the Closing.

         6.6 EMPLOYMENT AGREEMENT. Eugene Gordon and Peter Lash shall execute and submit to the Company at Closing the employment agreement attached hereto as
Exhibit 5.6.

         6.7 NON-COMPETE. The Shareholders shall execute and submit to the Company at Closing the non-compete agreement attached hereto as Exhibit 5.7.

         6.8 GOOD STANDING CERTIFICATE. A certificate of the Florida Secretary of State, dated within ten (10) days of the closing, showing that the Seller is in good standing.

                                    SECTION 7
                         WEBIPA'S CONDITIONS TO CLOSING

         WebIPA's obligation to close on the Closing Date is subject to the fulfillment following conditions:

         7.1 REPRESENTATIONS. The representations made in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

         7.2 CERTIFICATE OF AMENDMENT AND MERGER. The Certificate of Amendment and Merger shall have been filed with the Secretary of State of Florida and Delaware.

         7.3 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to WebIPA.

         7.4 ITEMS TO BE DELIVERED AT CLOSING. At Closing, Buyer shall have tendered for delivery to Seller the following:

                  7.4.1 DELIVERY OF SHARES: Stock certificates representing 1,200,000 common shares of OmniComm. Each certificate shall have affixed a restrictive legend stating as follows:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES

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

    MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  7.4.2 OFFICERS AND DIRECTORS CERTIFICATE: A certificate representing that the representations and warranties in Section 3 are true and correct on the date of Closing.

                  7.4.3 CORPORATE AUTHORIZATION: Resolution(s) adopted by the Board of OmniComm and/or approved by the shareholders of OmniComm authorizing or approving the transaction.

                  7.4.4 GOOD STANDING CERTIFICATE. A certificate of the Delaware Secretary of State, dated within ten (10) days of the closing, showing that Buyer is in good standing.

                  7.4.5 OPINION OF COUNSEL. The Seller shall have received from Buyer's counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Seller and its counsel, to the effect that:

                           (a) OmniComm is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware and OmniComm has the requisite corporate power and authority to conduct its business.

                           (b) OmniComm is not presently required to be
qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                           (c) OmniComm has the requisite corporate power and
authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by OmniComm, duly executed and delivered by an authorized officer of OmniComm and constitutes a legal, valid and binding obligation of OmniComm.

                           (d) The capitalization of OmniComm is as follows:

                               (i) Capital Stock. 20,000,000 shares of common
stock and 10,000,000 shares of preferred stock, of which 2,047,000 common shares and 1,300,000 preferred shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were

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issued in compliance with all applicable federal and state securities laws.

                               (ii) There are no preemptive rights or, to the
best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Company's securities.

                           (e) The certificates representing shares of Common
Stock are in due and proper form and have been duly and validly executed by the officers of OmniComm named thereon.

                           (f) The execution, delivery, performance and
compliance with the terms of this Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation or of any judgment, writ, decree or order binding upon OmniComm or any provision of OmniComm's Articles of Incorporation or Bylaws.

                           (g) All consents, approvals, orders or authorizations
of, and all qualifications, registrations, designations, declarations or filings with, and federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are effective as of the Closing, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

                           (h) Based in part upon the representation of the
WebIPA Shareholders in the suitability questionnaires, the offer and sale of the Common Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of
Section 4 (2) thereof.

                           (i) The Company is not in violation of any provisions
of its Articles of Incorporation or Bylaws, and neither of such documents is in violation of any provision of the Corporation Law of the State of Florida.

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                                    SECTION 8
                                  MISCELLANEOUS

         8.1 GOVERNING LAW. This Agreement shall be governed, construed, and enforced in all respects by the internal laws of the State of Florida.

         8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         8.4 ENTIRE AGREEMENT: AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8.5 NOTICES, ETC.

                  OMNICOMM SYSTEMS, INC. AND OMNICOMM SHAREHOLDERS 3250 Mary Street, Suite 402
                  Coconut Grove, FL 33133
                  Attn: Peter S. Knezevich

                  WEBIPA, INC. AND WEBIPA SHAREHOLDERS
                  1001 Brickell Bay Drive, Suite 1604
                  Miami, FL 33131
                  Attn: Eugene Gordon

         8.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any

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

single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         8.7 EXPENSES. The Buyer and Seller shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         8.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         8.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in constructing or interpreting this Agreement.

         8.11 LITIGATION. In the event of a dispute or disagreement arising out of or under the terms and conditions of the Agreement including the terms and conditions herein, the prevailing party shall be entitled to an award of attorney's fees and costs, including all appellate proceedings. The parties agree to submit to the jurisdiction and venue of the Courts in Dade County, Florida and waive any and all jurisdictional defenses.

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                            [SIGNATURE PAGE FOLLOWS]

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         The foregoing Agreement is hereby executed as of the date first above written.

OMNICOMM SYSTEMS, INC.

By: /S/ PETER S. KNEZEVICH
   -----------------------
Name: Peter S. Knezevich
Capacity: Chief Executive Officer


WebIPA, INC.

By: /S/EUGENE GORDON
   -----------------------
Name: Eugene Gordon
Capacity: Chief Executive Officer


WebIPA SHAREHOLDERS

/S/EUGENE GORDON
--------------------------
Eugene Gordon


/S/ILLEANA BRAVO
--------------------------
Illeana Bravo


/S/PETER LASH
--------------------------
Peter Lash


/S/NANCY LASH
--------------------------
Nancy Lash


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